Exhibit 99.1

Clene Reports Topline Results Demonstrating Survival Signal

for CNM-Au8® in Healey ALS Platform Trial

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The primary endpoint of adjusted ALSFRS-R and secondary endpoints of CAFS and SVC were not met at 24 weeks
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Prespecified exploratory analyses of the secondary survival endpoint for the 30 mg dose demonstrated a >90% reduction in risk of death or risk of death/permanently assisted ventilation at 24 weeks
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Survival signal consistent with prior results from the Phase 2 RESCUE-ALS trial
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Clene will continue the open-label extension of CNM-Au8 in the Healey ALS Platform Trial and is in discussions with the Healey & AMG ALS Center to design and offer an Expanded Access Protocol (EAP) of CNM-Au8 30mg for eligible participants of closed regimens and others
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Clene is pursuing multiple paths, including ongoing discussions with potential strategic partners, in its goal of marketing authorization
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Clene to host investor call and webcast at 8:30 am EDT today

SALT LAKE CITY, Oct. 3, 2022 -- Clene Inc. (Nasdaq: CLNN) (along with its subsidiaries, “Clene”) and its wholly owned subsidiary Clene Nanomedicine Inc., a clinical-stage biopharmaceutical company focused on revolutionizing the treatment of neurodegenerative disease, today announced topline study results showing a survival benefit in the Healey ALS Platform trial of CNM-Au8®, an investigational gold nanocrystal suspension, in participants with amyotrophic lateral sclerosis (ALS).

The primary endpoint of slope of change in ALS Functional Rating Scale Revised (ALSFRS-R) scores adjusted for mortality was not significant (2% slowing, 95% CI: -20% to +19%) at 24 weeks. Secondary endpoints of Combined Assessment of Function and Survival (CAFS) and slow vital capacity (SVC) were also not met at 24 weeks across the combined 30 mg and 60 mg CNM-Au8 doses.

The prespecified exploratory analyses of the secondary survival endpoint demonstrated a >90% reduction in risk of death alone or in risk of death/permanently assisted ventilation at 24 weeks, when adjusted for baseline imbalances in risk (p=0.028 to p=0.075, unadjusted for multiple comparisons) with the CNM-Au8 30 mg dose. These survival results were statistically consistent for the 30 mg dose between the regimen only and full analysis sets, which included shared placebo from other regimens participating in the Healey ALS Platform trial (Regimens A, B, and D). This survival signal is consistent with results previously reported by Clene in the Phase 2 RESCUE-ALS trial with CNM-Au8.

The full analyses, including data on biomarkers of neurodegeneration and exploratory efficacy results, are expected later in 2022. The open-label extension will continue to follow participants and provide data updates in the future. Clene is in discussions with the Healey & AMG ALS Center to offer a broader EAP of CNM-Au8 30 mg for eligible participants of closed regimens and others.

Based on these topline findings, Clene has selected the CNM-Au8 30 mg dose for continued development in ALS. The CNM-Au8 60 mg dose did not demonstrate a survival benefit.

CNM-Au8 was well-tolerated, and there were no drug-related serious adverse events or significant safety findings reported.

“There remains a high unmet medical need for treatments for people living with ALS. The potential survival benefit with CNM-Au8 at 30 mg is encouraging. Additional pre-specified exploratory analyses of both the RCT and open-label extension part of the study will be shared once available,” said Merit Cudkowicz, M.D., MSc, principal investigator and sponsor of the Healey ALS Platform Trial, director of the Sean M. Healey & AMG Center for ALS, chief of the Department of Neurology at Massachusetts General Hospital, and the Julieanne Dorn Professor of Neurology at Harvard Medical School. “We are thankful to the many people who participated in this study. We will learn from these results and continue to use these data to inform future advances in ALS trial design,” she concluded.

Robert Glanzman, M.D., FAAN, Clene’s Chief Medical Officer, said, "We are very pleased to see a survival benefit in a broad population of people who had already been living with ALS for up to three years. Importantly, this is the second Phase 2 study demonstrating a survival benefit following CNM-Au8 treatment. CNM-Au8’s mechanism of enabling energy metabolism and efficiency may not be reflected in the slope of ALSFRS-R change after only 24 weeks of treatment. These Healey ALS Platform Trial results support advancement of the CNM-Au8 30 mg dose. We look forward to discussions with U.S. regulatory authorities at an End of Phase 2 meeting for our CNM-Au8 development program in ALS.”

Rob Etherington, Clene’s President and CEO, added, “The survival results from this trial together with the consistent benefit seen in the open-label extension of the Phase 2 RESCUE-ALS trial, based on up to 31.5 months of long-term follow-up, support the rationale for treating neuronal and glial energetic failure with CNM-Au8. We have now completed multiple Phase 2 studies in ALS and MS, building a body of evidence demonstrating that CNM-Au8 supports cellular energy production, improving myelination and neuronal viability. We believe supporting brain energetic capacity translates to patient benefit, including survival. We will work closely with regulatory health authorities, ALS experts, and patient representatives to determine the proper path for FDA and EMA approval. Clene remains committed to advancing CNM-Au8 clinical programs to the ultimate goal of FDA approval. To support this effort, Clene is pursuing paths, including strategic partnerships, and is in dialogue with various potential partners.”

Michael Hotchkin, Clene’s Chief Development Officer, concluded, “We thank the ALS community for its support of the Healey ALS Platform trial. Furthermore, we thank the site investigators for their research excellence and dedication to patients, and we thank Dr. Cudkowicz and the team at the Healey & AMG ALS center for their leadership and for the development of the platform trial. Most importantly, we thank people living with ALS who participated in the study and their families for their effort and willingness to engage in clinical research.”

Conference Call and Webcast Information

Clene will host a conference call and webcast at 8:30 am EDT to discuss the Healey ALS Platform trial topline results for CNM-Au8. Members of Clene’s executive team will lead the discussion.

Time and Date: 8:30 a.m. EDT on Oct. 3, 2022

Investors: 1 (888) 660-6179 (toll-free) or 1 (929) 203-1946 (toll)

Conference ID: 5318408

Press *1 to ask or withdraw a question, or *0 for operator assistance.

To access the live webcast, please register online at this link. Participants are requested to register at a minimum 15 minutes before the start of the call. A replay of the call will be available two hours after the call and archived on the same web page for six months. A live audio webcast of the call will be available on the Investors section of the Company’s website Events page. An archived webcast will be available on the Company’s website approximately two hours after the event.

About the Healey ALS Platform Trial

The Healey ALS Platform Trial is a perpetual multi-center, randomized, double-blind, placebo-controlled program designed to evaluate the efficacy and safety of multiple investigational products utilizing a shared placebo group in people living with amyotrophic lateral sclerosis (ALS). In the CNM-Au8 regimen, 161 participants were randomized to 30 mg CNM-Au8, 60 mg CNM-Au8, or placebo as adjunct to standard of care for a 24-week treatment period. Active drug was offered to all participants who were eligible and elected to continue into the open-label extension. The primary outcome of the trial was the change in disease severity over time as measured by ALSFRS-R through 24 weeks accounting for mortality (analyzed using a Bayesian shared parameter model). Prespecified secondary efficacy endpoints included the Combined Assessment of Function and Survival joint rank test (CAFS), change in respiratory function as measured by slow vital capacity (SVC), and overall survival. For more information, please see ClinicalTrials.gov Identifier: NCT04297683.

About CNM-Au8®

CNM-Au8 is Clene’s lead asset in mid- and late-stage clinical development for the treatment of multiple sclerosis and amyotrophic lateral sclerosis. An oral suspension of gold nanocrystals, CNM-Au8 was developed to protect neuronal health and function by increasing energy production and utilization. The catalytically active nanocrystals of CNM-Au8 drive critical cellular energy producing reactions that enable neuroprotection and remyelination by increasing neuronal and glial resilience to disease-relevant stressors. CNM-Au8® is a federally registered trademark of Clene Nanomedicine, Inc.

About Clene

Clene is a clinical-stage biopharmaceutical company focused on revolutionizing the treatment of neurodegenerative disease by targeting energetic failure, an underlying cause of many neurological diseases. The company is based in Salt Lake City, Utah, with R&D and manufacturing operations in Maryland. For more information, please visit www.clene.com or follow us on Twitter, LinkedIn and Facebook.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, which are intended to be covered by the “safe harbor” provisions created by those laws. Clene’s forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding our future operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements represent our views as of the date of this press release and involve a number of judgments, risks and uncertainties. We anticipate that subsequent events and developments will cause our views to change. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include our ability to demonstrate the efficacy and safety of our drug candidates; the clinical results for our drug candidates, which may not support further development or marketing approval; actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials and marketing approval; our ability to achieve commercial success for our drug candidates, if approved; uncertainty regarding whether potential strategic partnerships will result in any agreements or transactions, or, if completed, any agreements or transactions will be successful or on attractive terms; our limited operating history and our ability to obtain additional funding for operations and to complete the development and commercialization of our drug candidates; and other risks and uncertainties set forth in “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this press release, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to rely unduly upon these statements. All information in this press release is as of the date of this press release. The information contained in any website referenced herein is not, and shall not be deemed to be, part of or incorporated into this press release.

Media Contact	Investor Contact
Ignacio Guerrero-Ros, Ph.D., or David Schull	Kevin Gardner
Russo Partners, LLC	LifeSci Advisors
Ignacio.guerrero-ros@russopartnersllc.com	kgardner@lifesciadvisors.com
David.schull@russopartnersllc.com	617-283-2856
(858) 717-2310

Source: Clene Inc.